SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                  May 13, 1998




                              STOCKER & YALE, INC.
             (Exact name of Registrant as specified in its charter)



         Massachusetts               0-5460                      04-2114473
(State or other jurisdiction     (Commission File            (I.R.S. Employer
      of incorporation)              Number)                 Identification No.)




                  32 Hampshire Road, Salem, New Hampshire 03079
              (Address of principal executive offices and zip code)




               Registrant's telephone number, including area code:
                                 (603) 893-8778

         The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K filed May 27, 1998 to read in its entirety as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired. Financial Statements for Lasiris Inc. are filed with this report as Attachment A.

         (b) Pro Forma Financial Information. Pro forma Financial Information for the Registrant is filed with this report as Attachment B.

         (c) Exhibits

*2.1 Offer of Purchase and Sale by and among Stocker & Yale, Inc., Lasiris, Inc., the stockholders of Lasiris, Inc. and certain other parties named therein, dated March 14, 1998.

*10.1 Voting, Support and Exchange Agreement between Lasiris Holding, Inc., Stocker & Yale, Inc. and the stockholders of Lasiris, Inc. and certain other parties named therein, dated as of May 13, 1998.

*10.2 Employment Agreement by and among Lasiris, Inc., Stocker & Yale, Inc. and Alain Beauregard, dated as of May 13, 1998.

*10.3 Employment Agreement by and among Lasiris, Inc., Stocker & Yale, Inc. and Luc Many, dated as of May 13, 1998.

*10.4    Lasiris, Inc. Executive Incentive Compensation Plan



----------------------

*  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           STOCKER & YALE, INC.
                                           (Registrant)


                                           By:  /s/ Susan A. H. Sundell
                                                --------------------------------
Date: July 27, 1998                             Susan A. H. Sundell
                                                Senior Vice President, Finance

                                  EXHIBIT INDEX
                                  -------------


         *2.1 Offer of Purchase and Sale by and among Stocker & Yale, Inc., Lasiris, Inc., the stockholders of Lasiris, Inc. and certain other parties named therein, dated March 14, 1998.

         *10.1 Voting, Support and Exchange Agreement between Lasiris Holding, Inc., Stocker & Yale, Inc. and the stockholders of Lasiris, Inc. and certain other parties named therein, dated as of May 13, 1998.

         *10.2 Employment Agreement by and among Lasiris, Inc., Stocker & Yale, Inc. and Alain Beauregard, dated as of May 13, 1998.

         *10.3 Employment Agreement by and among Lasiris, Inc., Stocker & Yale, Inc. and Luc Many, dated as of May 13, 1998.

         *10.4    Lasiris, Inc. Executive Incentive Compensation Plan


-----------------------

*  Previously filed.

                                  ATTACHMENT A
                                  ------------


| Coopers     | Laliberte
| & Lybrand   | Lanctot









--------------------------------------------------------------------------------



                  Lasiris Inc.

                  Financial Statements
                  For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

                  (expressed in Canadian dollars)


--------------------------------------------------------------------------------

| Coopers     | Laliberte   | chartered accountants  | telephone: (514) 876-1500
| & Lybrand   | Lanctot     |                        | fax      : (514) 876-1502
|             |             | Le Windsor             |
|             |             | 1170 Peel Street       |
|             |             | Montreal, Quebec       |
|             |             | Canada HSB 4T2         |






March 27, 1998






Auditors' Report

To the Directors of
Lasiris Inc.


We have audited the balance sheets of Lasiris Inc. as at December 31, 1997 and January 31, 1997 and the statements of earnings, retained earnings and changes in financial position for the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1997 and January 31, 1997 and the results of its operations and the changes in its financial position for the period and the year then ended respectively in accordance with generally accepted accounting principles in Canada.



Coopers & Lybrand

Chartered Accounts
General Partnership

Lasiris Inc.
Balance Sheets as at December 31, 1997 and January 31, 1997


--------------------------------------------------------------------------------


(expressed in Canadian dollars)


                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
                                     Assets
Current assets

Cash and term deposits (note 2)                                                         --                10,845
Accounts receivable (notes 2 and 3)                                              1,285,568               807,625
Research and development tax credits                                               235,384               216,452
Supplies inventory (note 2)                                                        857,662               429,253
Prepaid expenses                                                                    18,149                15,604
                                                                           ---------------       ---------------

                                                                                 2,396,763             1,479,779

Capital assets (notes 4 and 5)                                                     276,839               162,818
                                                                           ---------------       ---------------

                                                                                 2,673,602             1,642,597
                                                                           ===============       ===============

                                   Liabilities

Current liabilities

Bank advances (note 2)                                                             216,491                    --
Accounts payable and accrued liabilities                                           902,988               661,806
Income taxes                                                                       226,538                98,000
Current portion of long-term debt                                                   50,000                96,672
Current portion of deferred government assistance                                    1,925                 2,046
                                                                           ---------------       ---------------

                                                                                 1,397,942               858,524

Long-term debt (note 5)                                                             50,000                    --

Deferred government assistance (note 6)                                             10,909                12,834

Deferred income taxes                                                               45,500                31,500
                                                                           ---------------       ---------------

                                                                                 1,504,351               902,858
                                                                           ---------------       ---------------

Commitments (note 10)

                              Shareholders' Equity

Capital stock (note 7)                                                             272,890               272,890

Contributed surplus (note 7)                                                            --                49,660

Retained earnings                                                                  896,361               417,189
                                                                           ---------------       ---------------

                                                                                 1,169,251               739,739
                                                                           ---------------       ---------------

                                                                                 2,673,602             1,642,597
                                                                           ===============       ===============


                             See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

Lasiris Inc.
Statements of Retained Earnings
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------


(expressed in Canadian dollars)


                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
                                                                                   (eleven               (twelve
                                                                                   months)               months)
Balance-- Beginning of period                                                      417,189                15,231

Net earnings for the period                                                        567,512               401,958
                                                                           ---------------       ---------------

                                                                                   984,701               417,189

Redemption of a stock option to purchase
  Class A shares (note 7)                                                           88,340                    --
                                                                           ---------------       ---------------

Balance-- End of period                                                            896,361               417,189
                                                                           ===============       ===============



                             See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

Lasiris Inc.
Statements of Earnings
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------


(expressed in Canadian dollars)


                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
                                                                                   (eleven               (twelve
                                                                                   months)               months)
Revenue

Research contracts, laser-based structured light
  and holographic products                                                       5,265,585             3,417,938
                                                                           ---------------       ---------------

Operating expenses                                                               2,980,787             1,888,039

Research and development costs --
  net of tax credits and grants of $227,635
  (January 31, 1997 - $236,483)                                                    231,451               144,014
                                                                           ---------------       ---------------

                                                                                 3,212,238             2,032,053
                                                                           ---------------       ---------------

Gross Profit                                                                     2,053,347             1,385,885
                                                                           ---------------       ---------------

Expenses

Selling and administrative expenses                                              1,237,400               832,619
Financial charges less income                                                        9,435                21,808
                                                                           ---------------       ---------------

                                                                                 1,246,835               854,427
                                                                           ---------------       ---------------

Earnings before income taxes                                                       806,512               531,458
                                                                           ---------------       ---------------

Provision for income taxes (note 9)

Current                                                                            225,000                98,000
Deferred                                                                            14,000                31,500
                                                                           ---------------       ---------------

                                                                                   239,000               129,500
                                                                           ---------------       ---------------

Net Earnings for the period (note 8)                                               567,512               401,958
                                                                           ===============       ===============



                             See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

Lasiris Inc.
Statements of Changes in Financial Position
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------


(expressed in Canadian dollars)


                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
                                                                                   (eleven               (twelve
                                                                                   months)               months)
Operating activities

Net earnings for the period                                                        567,512               401,958
  Items not affecting cash--
    Amortization of capital assets                                                  42,798                27,216
    Amortization of government assistance                                           (2,046)               (6,676)
    Deferred income taxes                                                           14,000                31,500
                                                                           ---------------       ---------------

                                                                                   622,264               453,998
Net change in non-cash operating working capital balances                         (558,109)             (355,546)
                                                                           ---------------        --------------

Cash provided by operating activities                                               64,155                98,452
                                                                           ---------------       ---------------

Financing activities

Increase (decrease) in long-term debt                                                3,328              (140,650)
Redemption of a stock option to purchase Class A shares                           (138,000)                   --
                                                                           ---------------        ---------------

Cash used in financing activities                                                 (134,672)             (140,650)
                                                                           ---------------        --------------

Investing activities

Purchase of capital assets and cash used in investing activities                  (156,819)              (56,846)
                                                                           ---------------        --------------

Decrease in cash                                                                  (227,336)              (99,044)

Cash and term deposits - Beginning of period                                        10,845               109,889
                                                                           ---------------       ---------------

Cash and term deposits (bank advances) - End of period                            (216,491)               10,845
                                                                           ===============        ===============



                             See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

Lasiris Inc.
Notes to Financial Statements
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------


(expressed in Canadian dollars)

1.      Significant accounting policies

        Management estimates

        The preparation of financial statements in accordance with generally accepted accounting principles requires the utilization of estimates that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, at the balance sheet date and the reported amounts of revenue and expenses. Actual results could differ from those estimates.

        Fair value of financial instruments

        The company has estimated the fair value of its financial instruments based on current interest rates, related market values and current pricing of financial instruments with comparable terms. The carrying value of these financial instruments, such as cash and term deposits, accounts receivable, the excess of outstanding cheques over the bank balances and the accounts payable and accrued liabilities, approximates their fair values, unless otherwise indicated.

        Supplies inventory

        Supplies inventory is carried at the lower of cost determined on a first-in, first-out basis and market value. Market value is defined as replacement cost.

        Capital assets

        Capital assets are amortized on the declining balance method at the rate of 20% for office furniture and equipment and 15% for optical material and research equipment. Licenses and leasehold improvements are amortized on a straight-line basis over five years.

        Income taxes

        The company accounts for income taxes using the deferral method of tax allocation. Under this method, timing differences between accounting income and taxable income give rise to deferred income taxes.
        They are not adjusted for subsequent changes in income tax rates.

        Research and development costs and marketing expenses

        All research and development costs and marketing expenses are expensed during the period in which they are incurred.

        Government assistance

        Government assistance for capital assets is amortized at the respective rates of the related capital assets. In addition, government assistance for research and development and current expenses for the period is recorded as a reduction of the related expenses.

        Foreign currency translation

        Monetary assets and liabilities in foreign currencies are translated at year-end rates. Revenue and expenses are translated at the rates prevailing at the transaction dates. Gains and losses arising on translation are included in earnings for the period.

Lasiris Inc.
Notes to Financial Statements
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------


(expressed in Canadian dollars)

2.      Collateral for bank advances

        The company has a line of credit of $500,000 bearing interest at prime plus 2%.

        Supplies inventory, a hypothecation of all accounts receivable and other movables and a term deposit of $4,461 have been pledged as collateral for bank advances.


3.      Accounts receivable


                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
       Trade                                                                     1,203,872               692,173
       Other                                                                        81,696                56,034
       Government assistance                                                            --                59,418
                                                                           ---------------       ---------------

                                                                                 1,285,568               807,625
                                                                           ===============       ===============



4.     Capital Assets


                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                      ----------------------------------------------------       ---------------
                                                            Accumulated
                                                Cost       amortization                Net                   Net
                                                   $                  $                  $                     $

       Licenses                               14,916              8,192              6,724                 5,950
       Office furniture and
         equipment                           103,058             36,004             67,054                33,992
       Optical material                      372,687            215,357            157,330               113,422
       Research equipment                     43,253              4,875             38,378                    --
       Leasehold improvements                 10,504              3,151              7,353                 9,454
                                      --------------   ----------------    ---------------       ---------------

                                             544,418            267,579            276,839               162,818
                                      ==============   ================    ===============       ===============

Lasiris Inc.
Notes to Financial Statements
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------

(expressed in Canadian dollars)

5.      Long-term debt

        (a)    Long-term debt consists of the following:

                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $

                  Bank loan bearing interest at prime plus 1.75%
                      capital payable in 24 equal payments of
                      $4,167 starting January 17, 1998                             100,000                    --
                  Participating loan from the Societe de
                      developpement industriel du Quebec                                --                96,672
                                                                           ---------------       ---------------

                                                                                   100,000                96,672
                      Less:  Current portion                                        50,000                96,672
                                                                           ---------------       ---------------

                                                                                    50,000                    --
                                                                           ===============       ===============

        (b) Equipment is pledged as collateral for the bank loan.

6.      Deferred government assistance

                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
       Relating to capital assets, less accumulated amortization                    12,834                14,880
           Less:  Current portion                                                    1,925                 2,046
                                                                           ---------------       ---------------

                                                                                    10,909                12,834
                                                                           ===============       ===============

7.      Capital stock

        Authorized --
               Unlimited number of the following classes of shares, without nominal value-
                      Class A, voting and participating
                      Class B, non-voting and non-participating, 8%
                             non-cumulative and non-preferential
                             dividend, retractable at their paid-in value
                      Class C, non-voting and non-participating, 8% non-cumulative and preferential dividend to Class A and B, redeemable at their paid-in value plus the amount of the accumulated premium payable upon full redemption

        Issued and fully paid --

                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $

              161,670 Class A shares                                               272,890               272,890
                                                                           ===============       ===============

Lasiris Inc.
Notes to Financial Statements
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------


(expressed in Canadian dollars)

        As a result of obtaining participating loans in the past, the company granted the lender a stock option for a maximum of 20,204 Class A shares. During the period, the company redeemed this stock option to purchase Class A shares in exchange for $138,000 cash. The redemption price of this option has been recorded as a reduction of contributed surplus and retained earnings in the amounts of $49,660 and $88,340 respectively.

8.     Net earnings for the period

       Net earnings for the period include the following expenses:

                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
                                                                                   (eleven               (twelve
                                                                                   months)               months)

              Amortization of capital assets                                        42,798                27,216
                                                                           ===============       ===============

              Amortization of government assistance                                 (2,046)               (6,676)
                                                                           ===============        ==============

              Interest on long-term debt                                             1,986                14,026
                                                                           ===============       ===============



9.     Income taxes

       The income tax rate differs from the basic rate due to the following:

                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         %                     %

              Basic federal and provincial combined rate                              38.0                  38.0
              Manufacturing and processing income deduction                           (3.9)                 (1.9)
              Small business deduction                                                (3.6)                 (6.0)
              Non-taxable items                                                         --                  (3.4)
              Other                                                                   (0.9)                 (2.3)
                                                                           ---------------       ---------------

                                                                                      29.6                  24.4
                                                                           ===============       ===============



10.    Commitments

       The company's commitments under a long-term operating lease for premises amount to $288,067. Under the terms of the lease, annual rental payments for the next four years are as follows:

              1998                              $        70,841
              1999                                       83,867
              2000                                       84,227
              2001                                       49,132

Lasiris Inc.
Notes to Financial Statements
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------


(expressed in Canadian dollars)

11.     Credit Risk

        The company continually monitors its clients' credit. It establishes the provision for doubtful accounts based on the credit risk applicable to each client. Management believes that there is non-significant credit risk as at December 31, 1997.


12.     United States accounting principles

        The financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). In certain respects, Canadian GAAP differs from accounting principles generally accepted in the United States ("U.S. GAAP").

        Net earnings and shareholders' equity

        (a) Under U.S. GAAP, the redemption of the stock option should be recorded as an expense in the year. This difference in GAAP would result in a decrease of $138,000 to reported net earnings for the period ended December 31, 1997. There would be no changes to the total amount of shareholders' equity.

        (b) Under Canadian GAAP, the company follows the deferral method of providing for income taxes while under U.S. GAAP, the liability method would be used. Under this method, deferred income taxes are calculated based on the difference between accounting and tax values of assets and liabilities. The current tax rate is used to calculate deferred income taxes at the balance sheet date. This difference in GAAP would not result in a material change to the company's financial statements.

        Cash flows

        (c) Under U.S. GAAP, the following amounts would be reported:

                                                                              Period ended            Year ended
                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
                                                                                   (eleven               (twelve
                                                                                   months)               months)

                 Net cash provided by (used in):
                      Operating activities                                          64,155                98,452
                      Financing activities                                         101,961              (135,532)
                      Investment activities                                       (156,819)              (56,846)
                                                                           --------------        ---------------

                 Net increase (decrease) in cash                                     9,297               (93,926)
                                                                           ===============       ===============

                 Cash - End of period                                               20,798                11,501
                                                                           ===============       ===============


        (d) Under U.S. GAAP, the definition of cash in the statement of cash flows would exclude short-term deposits with original maturities of more than three months and bank indebtedness which amounted to $4,462 and $241,751 respectively as at December 31, 1997 (January 31, 1997 - $4,462 and $5,118). Under U.S. GAAP, changes in short-term deposits with original maturities of more than three months would be disclosed as an investment activity and changes in bank indebtedness would be disclosed as a financing activity.

Lasiris Inc.
Notes to Financial Statements
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------


(expressed in Canadian dollars)

        (e) Canadian GAAP allows the disclosure of subtotal of the amount of cash provided by operating activities before cash provided by non-cash operating working capital items. U.S. GAAP requires a statement of cash flows without subtotal.

        (f) The net change in non-cash operating working capital balances is as follows:


                                                                              Period ended            Year ended
                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
                                                                                   (eleven               (twelve
                                                                                   months)               months)

                   Decrease (increase) in:
                         Accounts receivable                                     (477,943)             (444,892)
                         Research and development tax credit                      (18,932)              (34,805)
                         Supplies inventory                                      (428,409)             (179,586)
                         Prepaid expenses                                          (2,545)               19,817
                   Increase in:
                         Accounts payable and accrued liabilities                 241,182               185,920
                         Income taxes                                             128,538                98,000
                                                                           ---------------       ---------------

                                                                                 (558,109)             (355,546)
                                                                           ==============        ==============

Lasiris Inc.
Notes to Financial Statements
For the period from February 1, 1997 to December 31, 1997 and for the year ended January 31, 1997

--------------------------------------------------------------------------------


(expressed in Canadian dollars)

        Other disclosure

        (g) The disclosure of the following amounts is required under U.S. GAAP:

                                                                              Period ended            Year ended
                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $
                                                                                   (eleven               (twelve
                                                                                   months)               months)


                  Payments under operating lease                                    55,997                54,614
                  Interest paid                                                      4,328                14,026
                  Income taxes paid                                                100,138                    --

                                                                              December 31,           January 31,
                                                                                      1997                  1997
                                                                                         $                     $

                  Trade accounts receivable                                      1,203,872               669,494
                  Allowance for doubtful accounts                                       --                    --
                  Other accounts receivable                                         81,696               138,131
                                                                           ---------------       ---------------

                                                                                 1,285,568               807,625
                                                                           ===============       ===============

                  Trade accounts payable                                           619,836               412,180
                  Accrued employees costs                                          214,175               176,543
                  Other accounts payable                                            68,977                73,083
                                                                           ---------------       ---------------

                                                                                   902,988               661,806
                                                                           ===============       ===============

Lasiris, Inc.
Balance Sheet
Unaudited and Expressed in Canadian Dollars


                                                                                  March 31, 1998
                             ASSETS
Current Assets
Cash and cash equivalents
Accounts receivable, net of allowance for doubtful accounts                             1,067,762
Prepaid expenses                                                                           16,717
Inventory                                                                                 874,947
Research and development tax credits                                                      141,076
                                                                           ----------------------
       Total Current Assets                                                             2,100,502
                                                                           ----------------------

Property Plant and Equipment, Net                                                         268,569
                                                                           ----------------------

Other Assets                                                                                8,828
                                                                           ----------------------

                                                                                        2,377,899
                                                                           ======================

            LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities
Current Bank debt                                                                          85,195
Accounts Payable                                                                          702,109
Accrued Expenses and Taxes                                                                235,206
                                                                           ----------------------
       Total Current Liabilities                                                        1,022,510
                                                                           ----------------------

Long Term Debt                                                                             87,500
                                                                           ----------------------

Deferred Taxes                                                                             45,500
                                                                           ----------------------

Deferred Government Assistance                                                             12,545
                                                                           ----------------------

                    STOCKHOLDERS' INVESTMENT

Capital Stock                                                                             272,890
Retained Earnings                                                                         936,954
                                                                           ----------------------
       Total Stockholders Investment                                                    1,209,844
                                                                           ----------------------

                                                                                        2,377,899
                                                                           ======================

Lasiris, Inc.
Statement of Operations
Unaudited and Expressed in Canadian Dollars


                                                                               Three Months Ended
                                                                                 March 31, 1998

Net Sales                                                                               1,503,417

Cost of Sales                                                                             776,416
                                                                                  ---------------

Gross Profit                                                                              727,002

Selling Expenses                                                                          202,397

General & Administrative Expenses                                                         373,787

Research & Development Expenses                                                            83,193
                                                                                  ---------------

Operating Income                                                                           67,625

Financing Expenses                                                                          9,032
                                                                                  ---------------

Income Before Taxes                                                                        58,593
                                                                                  ---------------

Income Tax Expense                                                                         18,000
                                                                                  ---------------

Net Income                                                                                 40,593
                                                                                  ===============

Lasiris, Inc.
Statement of Changes in Financial Position
Unaudited and Expressed in Canadian Dollars

                                                                               Three Months Ended
                                                                                 March 31, 1998
Operating Activities
Net earnings                                                                               40,593
       Items not affecting cash -
       Amortization of capital assets                                                      13,100
       Amortization of governmental assistance                                               (289)
                                                                            ---------------------
                                                                                           53,404

Net change in non-cash working capital balances                                           (27,972)
                                                                            ---------------------

Cash provided by operating activities                                                      25,432
                                                                            ---------------------

Financing Activities
Decrease in long-term debt                                                                (12,500)
                                                                            ----------------------

Cash used in financing activities                                                         (12,500)
                                                                            ----------------------

Investing Activities
Purchase of capital assets and cash used in investing activities                          (12,932)
                                                                            ---------------------

Increase in cash and cash equivalents                                                          --

Cash and cash equivalents - Beginning of period                                                --
                                                                            ----------------------

Cash and cash equivalents - End of period                                                      --
                                                                            ======================

Lasiris, Inc.

Notes to Unaudited March 31, 1998 Financial Statements

General

The interim financial statements have been prepared by Lasiris, Inc. ("Lasiris") without audit and, in the opinion of management reflect all adjustments of a normal recurring nature necessary for a fair statement of (a) the result of operations for the three months ended March 31, 1998, (b) the financial position at March 31, 1998 and (c) the cash flows for the three months period ended March 31, 1998. The interim financial statements are prepared in accordance with Canadian GAAP, and no material adjustments are required to convert to U.S. GAAP. Interim results are not necessarily indicative of results for a full year.

These interim financial statements and notes are condensed, do not contain certain information included in the audited annual financial statements, and should be read in conjunction with Lasiris' audited annual financial statements and notes included elsewhere in this 8-K/A.

                                    ATTACHMENT B


PROFORMA FINANCIAL STATEMENTS

Overview

On May 13, 1998, Stocker & Yale, Inc. (the "Company") acquired Lasiris, Inc. ("Lasiris"), a Canadian manufacturer of industrial lasers for the machine vision and industrial inspection industries. The Company acquired Lasiris through Lasiris Holdings, Inc., a newly formed New Brunswick Corporation and a subsidiary of the Company ("LHI"). Lasiris will be operated as a wholly-owned Canadian subsidiary.

In connection with the acquisition, the stockholders of Lasiris received an aggregate of approximately $3.2 million in cash and 444,146 shares of LHI's capital stock which is exchangeable for shares of the Company's common stock on a one for one basis. The Company financed the cash portion of the consideration through (i) a private placement of 350,000 shares of the Company's common stock at a price of $3.50 per share; (ii) a loan in the amount of $750,000 from a bank which is secured by a second mortgage interest in the Company's headquarters;
(iii) a loan of approximately $800,000 pursuant to a credit agreement with the Toronto Dominion Bank and Lasiris; (iv) cash received of $950,000 pursuant to the prepayment of a note receivable due to the Company.

Allocation of Purchase Price

The acquisition was accounted for as a purchase, and accordingly, the initial purchase price and acquisition costs aggregating approximately $5.5 million has preliminarily been allocated to the assets acquired, which consist of approximately $4.0 million in identifiable assets, approximately $0.4 million in goodwill, and approximately $1.1 million of in-process research and development which was charged to operations in the second quarter of 1998. The purchase price allocations represent the fair values determined by an independent appraisal. The appraisal incorporated established valuation procedures and techniques in determining the fair value of each asset. The amount allocated to in-process research and development relates to projects that had not yet reached technological feasibility and that, until completion of the development, have no alternative future use. These projects will require substantial high risk development and testing by the Company prior to reaching technological feasibility.

The following outlines the allocation of purchase price for the acquisition of Lasiris assuming the transaction took place on March 31, 1998:

     Purchased in-process R&D                       $1,110,000
     Developed Patented Technology                   2,411,000
     Trademarks/Tradenames                             480,000
     Assembled workforce                               246,000
     Goodwill and Deferred Taxes                     1,703,000
                                                     ---------
                                                     5,950,000
     Net book value of assets acquired                 853,000
                                                     ---------
                                                     6,803,000
     Less deferred taxes                            (1,255,000)
                                                     ---------
                                                     5,548,000
                                                     =========

Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements give effect to the Acquisition. The pro forma combined balance sheet of the Company and Lasiris as of March 31, 1998 assumes that the Acquisition took place on March 31, 1998. The historical balance sheet of Lasiris as of March 31, 1998, has been converted from Canadian dollars to US dollars using the exchange rate in effect on that date. The pro forma statements of operations combine the historical statements of operations of Stocker & Yale and Lasiris for the year ended December 31, 1997, and the three months ended March 31, 1998. The historical statements of operations of Lasiris included in the pro forma combined statements of operations has been converted from Canadian dollars to US dollars using the average exchange rate during the applicable period.

The pro forma combined statements of operations assume that the Acquisition took place at the beginning of each respective period, including the related amortization and interest expense adjustments. The pro forma statements of operations do not include the nonrecurring charges for acquired in-process research and development. The unaudited pro forma combined statements of operations do not purport to be indicative of the results which would actually have been reported if the Acquisition had been effected at those dates or which may be reported in the future. These unaudited financial statements should be read in conjunction with the accompanying notes and the respective historical financial statements and related notes of Stocker & Yale on Form 10-K and Lasiris included in this Form 8-K.

                              Stocker & Yale, Inc.
                        Proforma Combined Balance Sheets
                              as of March 31, 1998

                                                                 Historical                    Pro-Forma
                                                     Stocker & Yale           Lasiris          Adjustments           Combined
                                                               March 31, 1998
                            ASSETS
Current Assets
     Cash and cash equivalents                               149,094                  -             (36,000)  1            113,094
     Accounts receivable, net of reserves                  1,674,889            752,772                                  2,427,661
     Inventories                                           5,106,831            616,837                                  5,723,668
     Prepaid expenses                                        320,637             11,786                                    332,423
     Research & development tax credits                            -             99,459                                     99,459
     Prepaid taxes                                           735,328                  -                                    735,328
              Total Current Assets                         7,986,779          1,480,854                                  9,431,633

Property and Equipment, Net                                4,079,422            189,341                                  4,268,763

Other Intangible Assets                                                                           3,137,000   2          3,137,000
Goodwill                                                   8,385,800                              1,703,000   3         10,088,800

Note Receivable                                            1,000,000                             (1,000,000)  4                  -

Other Assets, Net of Amortization                             83,484              6,224                                     89,708

                                                  -------------------    ---------------    ----------------      -----------------
                                                          21,535,485          1,676,419           3,804,000             27,015,904
                                                  ===================    ===============    ================      =================
                         LIABILITIES
Current Liabilities
     Current portion of long term debt                       418,033             60,063             750,000   5          1,228,096
     Short term lease obligation                             115,072                                                       115,072
     Accounts payable and accrued expenses                 2,802,275            660,807             175,000   6          3,638,082
              Total Current Liabilities                    3,335,380            720,869                                  4,981,249


Long Term Debt and Capital Lease Obligations               5,820,516             61,688             799,000   7          6,681,204

Other Long Term Liabilities                                  564,688                                                       564,688

Deferred Taxes                                               851,904             32,078           1,255,000   8          2,138,982

Deferred Grants                                                    -              8,844                                      8,844

                                                                                                                        14,374,967

                   STOCKHOLDERS INVESTMENT
     Common Stock and PIC                                 10,835,394            192,387           2,664,553   9         13,692,334
     Retained Earnings                                       127,603            660,552          (1,839,552) 10         (1,051,397)
     TOTAL STOCKHOLDERS INVESTMENT                        10,962,997            852,940                                 12,640,937

                                                  -------------------    ---------------    ----------------      -----------------
                                                          21,535,485          1,676,419           3,804,000             27,015,904
                                                  ===================    ===============    ================      =================

Notes to Pro Forma Combined Balance Sheets as of March 31, 1998

1. The net adjustment to cash of ($36,000) reflects the sources and uses of cash relating to the Acquisition.

    Sources   $ 1,150,000  from a private placement of Stocker & Yale common stock (see note 9)
                  731,000  from a short term loan from a bank (see note 6)
                  950,000  from the collection of a Note Receivable (see note 5)
                  799,000  from a revolving loan from a bank (see note 8)
              -----------
              $ 3,630,000

    Uses      $(3,209,000)  paid to Lasiris shareholders
               (  457,000)  expenses related to the Acquisition
              -----------
              $(3,666,000)

    Net cash  $(   36,000)

2. The adjustment to Other Intangible Assets of $3,137,000 records the identifiable intangible assets acquired.

              Developed Patented Technology      $2,411,000
              Trademarks/Tradenames                 480,000
              Assembled Workforce                   246,000
                                                 ----------
                                                 $3,137,000

3. The adjustment to Goodwill consists of allocated purchase price of $448,000 plus deferred taxes on assets acquired of $1,255,000.

4. The adjustment to Note Receivable of ($1,000,000) reflects the payment of this note.

5. The adjustment to Current Portion of Long Term Debt reflects a short term note for $750,000. After payment of fees totaling $19,000, the Company received net proceeds of $731,000 from this note.

6. The adjustment to Accrued Expenses of $175,000 represents the assumption of certain additional liabilities of Lasiris pursuant to the acquisition.

7. The adjustment to Long Term Debt of $799,000 represents the proceeds of a revolving loan from a bank to Lasiris.

8. The adjustment to Deferred Taxes of $1,255,000 is the tax effect of the identified intangible assets acquired.

9. The adjustment to Capital Stock consists of the following: (i) the elimination of Lasiris capital stock and paid in capital; (ii) $2,165,209 representing the fair value of 444,146 shares of the Company's common stock, par value $0.001, issued to the shareholders of Lasiris; and (iii) $1,124,716 representing the sale in a private placement of 350,000 shares of the Company's common stock at a price of $3.50 per share, less offering expenses of $100,284.

10. The adjustment to Retained Earnings consists of ($19,000) in costs associated with the $750,000 short term loan, ($50,000) discount granted in consideration of the prepayment of the $1,000,000 obligation to the Company, the charge to expense of ($1,110,000) in acquired in-process research and development costs, and the elimination of Lasiris retained earnings.

Stocker & Yale, Inc.
Pro Forma Combined Statements of Operations
For the Three Months Ended March 31, 1998

                                        ----------  Historical  ----------        Adjustments             Combined
                                         Stocker & Yale          Lasiris
Net Sales                                     2,435,341          1,049,385                                  3,484,726

Cost of Sales                                 1,650,026            541,938                                  2,191,964

Gross Profit                                    785,315            507,447                                  1,292,762

Selling Expenses                                346,512            141,273                                    487,785

General & Administrative Expenses               553,727            260,903           118,750 (1)              933,380

Research & Development Expenses                 189,745             58,069                                    247,814

Operating Income/(Loss)                        (304,669)            47,202          (118,750)                (376,217)

Interest Expenses                               114,672              6,304            37,313 (2)              158,289

Income/(Loss) Before Taxes                     (419,341)            40,898          (156,063)                (534,506)

Income Tax Expense/(Benefit)                   (140,000)            12,564           (45,750)(3)             (173,186)

Net Income/(Loss)                              (279,341)            28,334          (110,313)                (361,320)

Stocker & Yale, Inc.
Pro Forma Combined Statements of Operations
For the Twelve Months Ended December 31, 1997

                                        ------------  Historical  -------------
                                            Year ended         11 months ended       One Month
                                           December 31,          December 31,         January        Adjustments         Combined
                                               1997                  1997               1997
                                          Stocker & Yale           Lasiris            Lasiris
Net Sales                                     11,162,026             3,801,752          345,614                         15,309,392

Cost of Sales                                  6,898,970             2,152,128          195,648                          9,246,746

Gross Profit                                   4,263,056             1,649,624          149,966                          6,062,646

Selling & Administrative Expenses              4,181,040               893,403           81,218         475,000 (1)      5,630,661

Research & Development Expenses                  725,539               167,108           15,192                            907,838

Operating Income                                (643,523)              589,114           53,556        (475,000)          (475,853)

Interest Expenses                                388,337                 6,812              619         149,250 (2)        545,018

Income Before Taxes                           (1,031,860)              582,302           52,937        (624,250)        (1,020,872)

Income Tax Expense/Benefit                      (305,000)              172,558           15,687        (183,000)(3)       (299,755)

Net Income                                      (726,860)              409,744           37,249        (441,250)          (721,117)

Notes to Pro Forma Combined Statements of Operations as of March 31, 1998 and as of December 31, 1997

1. Reflects the increased depreciation and amortization relating to the acquisition.

2. Reflects increased interest expenses relating to debt incurred as a result of the acquisition.

3. Reflects adjusted tax provision of combined businesses, taking into account that certain amortization and depreciation expenses are not deductible for tax purposes.